Exhibit 99.1

LEXINGTON
REALTY TRUST

Quarterly Supplemental Information

Second Quarter 2020

LEXINGTON REALTY TRUST

QUARTERLY SUPPLEMENTAL INFORMATION

June 30, 2020

This Quarterly Earnings Press Release and Quarterly Supplemental Information contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the control of Lexington Realty Trust (“Lexington”), which may cause actual results, performance or achievements of Lexington and its subsidiaries to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, risks related to: (1) the potential adverse impact on Lexington or its tenants from the novel coronavirus (COVID-19), (2) the authorization of Lexington’s Board of Trustees of future dividend declarations, (3) Lexington’s ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO available to all equity holders and unitholders – diluted for the year ending December 31,2020, (4) the successful consummation of any lease, acquisition, build-to-suit, development project, disposition, financing or other transaction on the terms described herein or at all, (5) the failure to continue to qualify as a real estate investment trust, (6) changes in general business and economic conditions, including the impact of any new legislation, (7) competition, (8) increases in real estate construction costs, (9) changes in interest rates, (10) changes in accessibility of debt and equity capital markets, and (11) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington’s web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington’s future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects,” may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to revise those forward-looking statements to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington’s expectations will be realized.

LEXINGTON REALTY TRUST
TRADED: NYSE: LXP
One Penn Plaza, Suite 4015
New York, NY 10119-4015

FOR IMMEDIATE RELEASE

LEXINGTON REALTY TRUST REPORTS SECOND QUARTER 2020 RESULTS

Collected 99.5% of Second Quarter Cash Base Rents and

Increased Industrial Renewal Cash Base Rents by 21.6%

New York, NY - August 6, 2020 - Lexington Realty Trust (“Lexington”) (NYSE:LXP), a real estate investment trust focused on single-tenant industrial real estate investments, today announced results for the second quarter ended June 30, 2020.

Second Quarter 2020 Highlights

•	Recorded Net Income attributable to common shareholders of $17.3 million, or $0.06 per diluted common share.

•	Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $51.4 million, or $0.19 per diluted common share.

•	Acquired six industrial properties for an aggregate cost of $164.3 million.

•	Disposed of three properties for an aggregate gross price of $44.4 million.

•	Collected 99.5% of Cash Base Rents due during the second quarter.

•	Raised net proceeds of approximately $201.0 million through an underwritten equity offering and the ATM program.

•	Repaid $90.0 million, net on the revolving credit facility.

•	Completed 3.0 million square feet of new leases and lease extensions, increasing industrial renewal Cash Base Rents by 21.6%.

•	Increased industrial portfolio to 84.5% of gross book value of real estate assets, excluding held for sale assets.

Subsequent Events

•	Collected 99.4% of Cash Base Rents due in July 2020.

•	Disposed of three properties for an aggregate gross price of $67.0 million.

Adjusted Company FFO is a non-GAAP financial measure. It and certain other non-GAAP financial measures are defined and reconciled later in this press release.

T. Wilson Eglin, Chairman and Chief Executive Officer of Lexington Realty Trust, commented, “We posted strong second quarter results, and we continue to make progress in our transition to an industrial REIT, with industrial exposure at quarter-end representing almost 85% of our gross real estate assets. Our rent collections have been excellent, averaging over 99.5% in the second quarter. We capitalized on investment opportunities during the quarter and acquired $164 million of high-quality industrial real estate product at average GAAP and cash capitalization rates of 5.6% and 5.3%, respectively. Industrial renewal rents increased by nearly 22% and our overall portfolio leased of 97.3% is slightly up when compared to last quarter.”

FINANCIAL RESULTS

Revenues

For the quarter ended June 30, 2020, total gross revenues were $81.8 million, compared with total gross revenues of $80.1 million for the quarter ended June 30, 2019. The increase is primarily attributable to acquisitions, partially offset by property sales and a decrease in fee and parking income.

Net Income Attributable to Common Shareholders

For the quarter ended June 30, 2020, net income attributable to common shareholders was $17.3 million, or $0.06 per diluted share, compared with net income attributable to common shareholders for the quarter ended June 30, 2019 of $21.7 million, or $0.09 per diluted share.

Adjusted Company FFO

For the quarter ended June 30, 2020, Lexington generated Adjusted Company FFO of $51.4 million, or $0.19 per diluted share, compared to Adjusted Company FFO for the quarter ended June 30, 2019 of $48.3 million, or $0.20 per diluted share.

Dividends/Distributions

As previously announced, during the second quarter of 2020, Lexington declared a regular quarterly common share/unit dividend/distribution for the quarter ended June 30, 2020 of $0.1050 per common share/unit, which was paid on July 15, 2020 to common shareholders/unitholders of record as of June 30, 2020. Lexington also declared a cash dividend of $0.8125 per share on its Series C Cumulative Convertible Preferred Stock (“Series C Preferred”) for the quarter ended June 30, 2020, which is expected to be paid on August 17, 2020 to Series C Preferred Shareholders of record as of July 31, 2020.

TRANSACTION ACTIVITY

ACQUISITION TRANSACTIONS

Property Type	Market	Sq. Ft.	Initial Basis ($000)	Approximate Lease Term (Yrs)
Industrial-Warehouse/distribution	Savannah, GA	499,500	$34,753	7
Industrial-Warehouse/distribution	Dallas, TX	120,960	10,731	10
Industrial-Warehouse/distribution	Savannah, GA	355,527	30,448	5
Industrial-Warehouse/distribution	Savannah, GA	88,503	9,130	5
Industrial-Warehouse/distribution	Houston, TX	248,240	20,949	5
Industrial-Warehouse/distribution	Ocala, FL	617,055	58,283	10
		1,929,785	$164,294

The above properties were acquired at aggregate weighted-average GAAP and Cash capitalization rates of 5.6% and 5.3%, respectively. Year to date total 2020 acquisition activity was $359.7 million at aggregate weighted-average GAAP and Cash capitalization rates of 5.4% and 5.0%, respectively.

DEVELOPMENT PROJECTS
Project (% owned)	Market	Property Type	Estimated Sq. Ft.	Estimated Project Cost ($000)	GAAP Investment Balance as of 6/30/2020 ($000)(1)	Lexington Amount Funded as of 6/30/2020 ($000)	Estimated Completion Date
Consolidated:
Fairburn (90%)	Atlanta, GA	Industrial	910,000	$53,812	$20,535	$15,806	1Q 21
Rickenbacker (100%)	Columbus, OH	Industrial	320,000	20,300	5,891	4,390	1Q 21
				$74,112	$26,426	$20,196

Non-consolidated:
ETNA Park 70 (90%)(2)	Columbus, OH	Industrial	TBD	TBD	$10,229	$10,569	TBD
ETNA Park 70 East (90%)(2)	Columbus, OH	Industrial	TBD	TBD	5,148	5,188	TBD
					$15,377	$15,757

1.	GAAP investment balance is in real estate under construction for consolidated projects and investments in non-consolidated entities for non-consolidated projects.

2.	Plans and specifications have not been completed and the estimated square footage, project cost and completion date cannot be determined.

PROPERTY DISPOSITIONS(1)

Primary Tenant	Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income(2) ($000)	Annualized NOI(2) ($000)	Month of Disposition	% Leased
T-Mobile USA	Oakland, ME	Office	$10,700	$477	$1,562	April	100%
Caremark PCS	Knoxville, TN	Office	9,183	545	807	May	100%
Stella & Chewy’s	Oak Creek, WI	Industrial	24,511	1,218	1,922	June	100%
			$44,394	$2,240	$4,291

1.	In addition, Lexington sold a vacant parcel of land for $65 thousand.
2.	Quarterly period prior to sale, annualized.

As of June 30, 2020, total consolidated property disposition volume was $74.1 million at weighted-average GAAP and Cash capitalization rates of 7.6% and 8.0%, respectively.

LEASING

	LEASE EXTENSIONS

	Location		Primary Tenant/Guarantor(1)	Prior Term	Lease Expiration Date	Sq. Ft.
	Industrial
1	Laurens	SC	Michelin	01/2021	05/2021	1,164,000
2	Owensboro	KY	Unilever	12/2020	12/2025	443,380
3	Duncan	SC	Undisclosed	01/2024	01/2026	120,680
4	Columbus	OH	ODW Logistics	06/2020	06/2025	772,450
5	Winchester	VA	Kraft Heinz	05/2021	05/2026	344,700
5	Total industrial lease extensions					2,845,210

	NEW LEASES

	Location			Lease Expiration Date	Sq. Ft.
	Industrial/Multi-tenant
1	Chillicothe	OH	Adena Health System	02/2021	23,270
2	Chillicothe	OH	Consolidated Metco	06/2026	136,495
2	Total industrial/multi-tenant leases				159,765

	Office/Multi-tenant
1	Arlington	TX	Arrow Electronics	09/2024	23,228
1	Total office/multi-tenant leases				23,228

3	Total New Leases				182,993

8	TOTAL NEW AND EXTENDED LEASES				3,028,203

(1)       Leases greater than 10,000 square feet.

As of June 30, 2020, Lexington’s portfolio was 97.3% leased.

BALANCE SHEET/CAPITAL MARKETS

During the second quarter of 2020, Lexington issued 21 million common shares through an underwritten equity offering and its ATM program raising net proceeds of approximately $201.0 million.

During the second quarter, Lexington repaid $90.0 million, net, on its unsecured revolving credit facility. As of the date of this earnings release, Lexington has $560 million of availability under its unsecured revolving credit facility subject to covenant compliance.

2020 EARNINGS GUIDANCE

Lexington now estimates that its net income attributable to common shareholders for the year ended December 31, 2020 will be within an expected range of $0.78 to $0.80 per diluted common share.

Additionally, Lexington is tightening its Adjusted Company FFO guidance for the year ended December 31, 2020 to be within a range of $0.74 to $0.76 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.

SECOND QUARTER 2020 CONFERENCE CALL

Lexington will host a conference call today, August 6, 2020, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended June 30, 2020. Interested parties may participate in this conference call by dialing 1-844-825-9783 (U.S.), 1-412-317-5163 (International) or 1-855-669-9657 (Canada). A replay of the call will be available through November 6, 2020, at 1-877-344-7529 (U.S.), 1-412-317-0088 (International) or 1-855-669-9658 (Canada), pin code for all replay numbers is 10146388. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section.

Lexington Realty Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) that owns a diversified portfolio of real estate assets consisting primarily of equity investments in single-tenant net-leased commercial properties across the United States. Lexington seeks to expand its industrial portfolio through build-to-suit transactions, sale-leaseback transactions and other transactions, including acquisitions. For more information, including Lexington’s Quarterly Supplemental Information package, or to follow Lexington on social media, visit www.lxp.com.

Contact:

Investor or Media Inquiries for Lexington Realty Trust:

Heather Gentry, Senior Vice President of Investor Relations

Lexington Realty Trust

Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington’s control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington’s periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) the potential adverse impact on Lexington or its tenants from the novel coronavirus (COVID-19); (2) the authorization by Lexington’s Board of Trustees of future dividend declarations, (3) Lexington’s ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2020, (4) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction, (5) the failure to continue to qualify as a real estate investment trust, (6) changes in general business and economic conditions, including the impact of any legislation, (7) competition, (8) increases in real estate construction costs, (9) changes in interest rates, (10) changes in accessibility of debt and equity capital markets, and (11) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington’s web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington’s future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington’s expectations will be realized.

References to Lexington refer to Lexington Realty Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary’s (or its general partner’s, member’s or managing member’s) creditors.

Non-GAAP Financial Measures - Definitions

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington’s financial performance or cash flow from operating, investing or financing activities or liquidity

Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements and lease termination income and includes ancillary income. Lexington believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.

Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash interest, net, (6) non-cash charges, net, (7) cash paid for tenant improvements, and (8) cash paid for lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), Lexington believes it provides a meaningful indication of its ability to fund cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder’s option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington’s real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington’s historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) divided by the acquisition/completion cost (or sale) price.

Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington’s historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington’s NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

# # #

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Gross revenues:
Rental revenue	$81,094	$78,758	$159,829	$158,733
Other revenue	698	1,377	2,790	2,650
Total gross revenues	81,792	80,135	162,619	161,383
Expense applicable to revenues:
Depreciation and amortization	(39,805)	(36,811)	(80,314)	(74,406)
Property operating	(10,276)	(9,788)	(20,552)	(20,355)
General and administrative	(7,555)	(7,334)	(15,380)	(15,861)
Non-operating income	84	914	274	1,395
Interest and amortization expense	(14,166)	(17,026)	(28,961)	(34,234)
Debt satisfaction gains (charges), net	—	—	1,393	(103)
Impairment charges	(1,617)	(1,094)	(1,617)	(1,682)
Gains on sales of properties	11,193	15,244	20,998	36,201
Income before provision for income taxes and equity in earnings (losses) of non-consolidated entities	19,650	24,240	38,460	52,338
Provision for income taxes	(422)	(430)	(1,075)	(867)
Equity in earnings (losses) of non-consolidated entities	(97)	(41)	166	578
Net income	19,131	23,769	37,551	52,049
Less net income attributable to noncontrolling interests	(265)	(436)	(531)	(689)
Net income attributable to Lexington Realty Trust shareholders	18,866	23,333	37,020	51,360
Dividends attributable to preferred shares – Series C	(1,573)	(1,573)	(3,145)	(3,145)
Allocation to participating securities	(39)	(39)	(85)	(85)
Net income attributable to common shareholders	$17,254	$21,721	$33,790	$48,130

Net income attributable to common shareholders - per common share basic	$0.07	$0.09	$0.13	$0.21
Weighted-average common shares outstanding – basic	264,785,583	232,635,137	258,911,872	232,587,083

Net income attributable to common shareholders - per common share diluted	$0.06	$0.09	$0.13	$0.20
Weighted-average common shares outstanding – diluted	269,088,631	236,299,878	263,217,352	236,221,330

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	June 30, 2020	December 31, 2019
	(unaudited)
Assets:
Real estate, at cost	$3,586,861	$3,320,574
Real estate - intangible assets	420,583	409,756
Investments in real estate under construction	26,426	13,313
Real estate, gross	4,033,870	3,743,643
Less: accumulated depreciation and amortization	928,334	887,629
Real estate, net	3,105,536	2,856,014
Assets held for sale	9,817	—
Operating lease right-of-use assets, net	36,633	38,133
Cash and cash equivalents	67,043	122,666
Restricted cash	16,791	6,644
Investments in non-consolidated entities	56,040	57,168
Deferred expenses, net	18,256	18,404
Rent receivable – current	1,841	3,229
Rent receivable – deferred	70,258	66,294
Other assets	11,318	11,708
Total assets	$3,393,533	$3,180,260

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$373,681	$390,272
Revolving credit facility borrowings	40,000	—
Term loan payable, net	297,691	297,439
Senior notes payable, net	497,288	496,870
Trust preferred securities, net	127,445	127,396
Dividends payable	34,161	32,432
Liabilities held for sale	1,716	—
Operating lease liabilities	37,815	39,442
Accounts payable and other liabilities	49,747	29,925
Accrued interest payable	9,548	7,897
Deferred revenue - including below market leases, net	18,749	20,350
Prepaid rent	13,506	13,518
Total liabilities	1,501,347	1,455,541

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 400,000,000 shares,
276,267,259 and 254,770,719 shares issued and outstanding in 2020 and 2019, respectively	28	25
Additional paid-in-capital	3,185,458	2,976,670
Accumulated distributions in excess of net income	(1,386,001)	(1,363,676)
Accumulated other comprehensive loss	(20,730)	(1,928)
Total shareholders’ equity	1,872,771	1,705,107
Noncontrolling interests	19,415	19,612
Total equity	1,892,186	1,724,719
Total liabilities and equity	$3,393,533	$3,180,260

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

EARNINGS PER SHARE

(Unaudited and in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
EARNINGS PER SHARE:

Basic:
Net income attributable to common shareholders	$17,254	$21,721	$33,790	$48,130

Weighted-average number of common shares outstanding - basic	264,785,583	232,635,137	258,911,872	232,587,083

Net income attributable to common shareholders - per common share basic	$0.07	$0.09	$0.13	$0.21

Diluted:
Net income attributable to common shareholders - basic	$17,254	$21,721	$33,790	$48,130
Impact of assumed conversions	77	165	184	166
Net income attributable to common shareholders	$17,331	$21,886	$33,974	$48,296

Weighted-average common shares outstanding - basic	264,785,583	232,635,137	258,911,872	232,587,083
Effect of dilutive securities:
Unvested share-based payment awards and options	1,210,241	129,810	1,185,016	91,637
Operating partnership units	3,092,807	3,534,931	3,120,464	3,542,610
Weighted-average common shares outstanding - diluted	269,088,631	236,299,878	263,217,352	236,221,330

Net income attributable to common shareholders - per common share diluted	$0.06	$0.09	$0.13	$0.20

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES
ADJUSTED COMPANY FUNDS FROM OPERATIONS & COMPANY FUNDS AVAILABLE FOR DISTRIBUTION
(Unaudited and in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income attributable to common shareholders	$17,254	$21,721	$33,790	$48,130
Adjustments:
Depreciation and amortization	39,030	36,065	78,747	72,932
Impairment charges - real estate	1,617	1,094	1,617	1,682
Noncontrolling interests - OP units	77	165	184	166
Amortization of leasing commissions	775	746	1,567	1,474
Joint venture and noncontrolling interest adjustment	2,155	2,400	4,369	4,933
Gains on sales of properties, including non-consolidated entities	(11,193)	(15,513)	(21,547)	(37,118)
FFO available to common shareholders and unitholders - basic	49,715	46,678	98,727	92,199
Preferred dividends	1,573	1,573	3,145	3,145
Amount allocated to participating securities	39	39	85	85
FFO available to all equityholders and unitholders - diluted	51,327	48,290	101,957	95,429
Transaction costs	59	—	80	—
Debt satisfaction (gains) charges, net, including non-consolidated entities	—	—	(1,372)	103
Adjusted Company FFO available to all equityholders and unitholders - diluted	51,386	48,290	100,665	95,532

FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(4,810)	(4,355)	(6,229)	(6,685)
Lease incentives	249	307	518	580
Amortization of above/below market leases	(380)	(26)	(675)	(32)
Lease termination payments, net	(211)	(256)	281	(1,000)
Non-cash interest, net	360	773	788	1,579
Non-cash charges, net	1,663	1,552	3,321	3,279
Tenant improvements	(5,630)	(2,557)	(7,122)	(3,552)
Lease costs	(468)	(3,549)	(4,419)	(4,673)
Joint venture and noncontrolling interest adjustment	(73)	(460)	(184)	(636)
Company Funds Available for Distribution	$42,086	$39,719	$86,944	$84,392

Per Common Share and Unit Amounts
Basic:
FFO	$0.19	$0.20	$0.38	$0.39

Diluted:
FFO	$0.19	$0.20	$0.38	$0.40
Adjusted Company FFO	$0.19	$0.20	$0.38	$0.40

Basic:
Weighted-average common shares outstanding - basic EPS	264,785,583	232,635,137	258,911,872	232,587,083
Operating partnership units(1)	3,092,807	3,534,931	3,120,464	3,542,610
Weighted-average common shares outstanding - basic FFO	267,878,390	236,170,068	262,032,336	236,129,693

Diluted:
Weighted-average common shares outstanding - diluted EPS	269,088,631	236,299,878	263,217,352	236,221,330
Unvested share-based payment awards	14,028	15,927	19,272	16,280
Preferred shares - Series C	4,710,570	4,710,570	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	273,813,229	241,026,375	267,947,194	240,948,180

(1)       Includes OP units other than OP units held by Lexington.

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES

2020 EARNINGS GUIDANCE
	Twelve Months Ended December 31, 2020
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$0.78	$0.80
Depreciation and amortization	0.62	0.62
Impact of capital transactions	(0.66)	(0.66)
Estimated Adjusted Company FFO per diluted common share	$0.74	$0.76

(1)       Assumes all convertible securities are dilutive.

LEXINGTON REALTY TRUST

2020 Second Quarter Investments / Capital Recycling Summary

PROPERTY INVESTMENTS

	Property Type	Market		Square Feet	Initial Basis ($000)	Month Closed	Primary Lease Expiration
1	Industrial - Warehouse/distribution	Savannah	GA	499,500	$34,753	April	07/2027
2	Industrial - Warehouse/distribution	Dallas	TX	120,960	10,731	May	06/2030
3	Industrial - Warehouse/distribution	Savannah	GA	355,527	30,448	June	06/2025
4	Industrial - Warehouse/distribution	Savannah	GA	88,503	9,130	June	08/2025
5	Industrial - Warehouse/distribution	Houston	TX	248,240	20,949	June	04/2025
6	Industrial - Warehouse/distribution	Ocala	FL	617,055	58,283	June	08/2030

6	TOTAL PROPERTY INVESTMENTS			1,929,785	$164,294

CAPITAL RECYCLING (1)

CONSOLIDATED PROPERTY DISPOSITIONS
	Primary Tenant	Location		Property Type	Gross Disposition Price ($000)	Annualized Net Income ($000) (2)	Annualized NOI ($000)(2)(3)	Month of Disposition	% Leased	Gross Disposition Price PSF
1	T-Mobile USA	Oakland	ME	Office	$10,700	$477	$1,562	April	100%	$136.11
2	CaremarkPCS	Knoxville	TN	Office	9,183	545	807	May	100%	153.70
3	Stella & Chewy’s	Oak Creek	WI	Industrial	24,511	1,218	1,922	June	100%	149.45
3	TOTAL PROPERTY DISPOSITIONS				$44,394	$2,240	$4,291

Footnotes
(1)	In addition, Lexington sold a vacant parcel of land for $65 thousand.
(2)	Quarterly period prior to sale annualized.
(3)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.

LEXINGTON REALTY TRUST

DEVELOPMENT PROJECTS

6/30/2020

DEVELOPMENT PROJECTS

	Project (% owned)	Market	Property Type	Estimated Sq. Ft.	Estimated Project Cost ($000)	GAAP Investment Balance as of 6/30/2020 ($000) (1)	Lexington Amount Funded as of 6/30/2020 ($000)	Estimated Completion Date
	Consolidated
1	Fairburn (90%)	Atlanta, GA	Industrial	910,000	$53,812	$20,535	$15,806	1Q 2021
2	Rickenbacker (100%)	Columbus, OH	Industrial	320,000	20,300	5,891	4,390	1Q 2021
2	Total Consolidated Development				$74,112	$26,426	$20,196

	Non - Consolidated
1	Etna Park 70 (90%) (2)	Columbus, OH	Industrial	TBD	TBD	$10,229	$10,569	TBD
2	Etna Park 70 East (90%) (2)	Columbus, OH	Industrial	TBD	TBD	5,148	5,188	TBD
2	Total Non-Consolidated Development					$15,377	$15,757

4	Total Development Projects					$41,803	$35,953

Footnotes

(1)	GAAP investment balance is in real estate under construction for consolidated projects and in investments in non-consolidated entities for non-consolidated projects.
(2)	Plans and specifications for completion have not been completed and the estimated square footage, project cost and completion date cannot be determined.

LEXINGTON REALTY TRUST 2020

2020 Second Quarter Leasing Summary

LEASE EXTENSIONS

	Tenant/Guarantor (1)	Location		Prior Term	Lease Expiration Date	Sq. Ft.	New Base Rent Per Annum ($000)(2)(3)	Prior Base Rent Per Annum ($000)	New Cash Base Rent Per Annum ($000)(2)(3)	Prior Cash Base Rent Per Annum ($000)(3)
	Industrial
1	Michelin	Laurens	SC	01/2021	05/2021	1,164,000	$3,594	$3,594	$3,594	$3,594
2	Unilever	Owensboro	KY	12/2020	12/2025	443,380	1,882	1,493	1,933	1,288
3	Undisclosed (4)	Duncan	SC	01/2024	01/2026	120,680	598	604	650	632
4	ODW Logistics	Columbus	OH	06/2020	06/2025	772,450	2,260	1,347	2,163	1,347
5	Kraft Heinz (5)	Winchester	VA	05/2021	05/2026	344,700	N/A	N/A	N/A	N/A
5	Total Industrial Lease Extensions					2,845,210	$8,334	$7,038	$8,340	$6,861

5	TOTAL EXTENDED LEASES					2,845,210	$8,334	$7,038	$8,340	$6,861

NEW LEASES

	Tenant (1)	Location		Lease Expiration Date	Sq. Ft.	New Base Rent Per Annum ($000)(2)(3)	New Cash Base Rent Per Annum ($000)(2)(3)
	Industrial/Multi-tenant
1	Adena Health System	Chillicothe	OH	02/2021	23,270	$117	$117
2	Consolidated Metco	Chillicothe	OH	06/2026	136,495	590	590
2	Total Industrial New Leases				159,765	$707	$707

	Office/Multi-tenant
1	Arrow Electronics	Arlington	TX	09/2024	23,228	$336	$336
1	Total Office New Leases				23,228	$336	$336

3	TOTAL NEW LEASES				182,993	$1,043	$1,043

8	TOTAL NEW AND EXTENDED LEASES				3,028,203	$9,377	$9,383

Footnotes
(1)	Leases greater than 10,000 square feet.
(2)	Assumes twelve months rent from the later of 7/1/20 or lease commencement/extension, excluding free rent periods as applicable.
(3)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(4)	Lease restricts certain disclosures
(5)	Extension fair market value rent to be determined.

LEXINGTON REALTY TRUST
Other Revenue Data
6/30/2020
($000)
Other Revenue Data

	Base Rent
Asset Class	Six months ended
	6/30/2020(1)	6/30/2020 Percentage	6/30/2019 Percentage
Industrial	$114,958	80.2%	69.4%
Office/Other	28,298	19.8%	30.6%
	$143,256	100.0%	100.0%

	Base Rent
Credit Ratings (2)	Six months ended
	6/30/2020(1)	6/30/2020 Percentage	6/30/2019 Percentage
Investment Grade	$74,712	52.2%	46.5%
Non-Investment Grade	30,684	21.4%	28.1%
Unrated	37,860	26.4%	25.4%
	$143,256	100.0%	100.0%

Weighted-Average Lease Term - Cash Basis		As of 6/30/2020	As of 6/30/2019
		8.1 years	8.7 years

Rent Estimates for Current Assets

Year	Base Rent (3)	Cash Base Rent (3)	Difference
2020 - remaining	$147,740	$139,732	$(8,008)
2021	284,278	273,185	(11,093)

Footnotes
(1)	Six months ended 6/30/2020 Base Rent recognized for consolidated properties owned as of 6/30/2020.
(2)	Credit ratings are based upon either tenant, guarantor or parent/ultimate parent.
(3)	Amounts assume (i) lease terms for non-cancellable periods only, (ii) no new or renegotiated leases are entered into after 6/30/2020, and (iii) no properties are sold or acquired after 6/30/2020.

LEXINGTON REALTY TRUST
Other Revenue Data (Continued)
6/30/2020
($000)

Same-Store NOI (1)
	Six months ended June 30,
	2020	2019
Total Cash Base Rent	$112,371	$112,210
Tenant Reimbursements	12,102	11,737
Property Operating Expenses	(15,911)	(14,743)
Same-Store NOI	$108,562	$109,204

Change in Same-Store NOI (2)	(0.6%)

Same-Store Percent Leased (3)	As of 6/30/2020	As of 6/30/2019
	97.4%	99.0%

Lease Escalation Data (4)

Footnotes

(1)	NOI is on a consolidated cash basis excluding properties acquired and sold in 2020 and 2019 and properties subject to mortgage loans in default at June 30, 2020.
See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(2)	Change in Same-Store NOI was breakeven excluding single-tenant property vacancies.
(3)	Excludes properties acquired or sold in 2020 and 2019 and properties subject to mortgage loans in default at June 30, 2020.
(4)	Based on six months consolidated Cash Base Rents for single-tenant leases (properties greater than 50% leased to a single tenant) owned as of June 30, 2020. Excludes parking operations and rents from prior tenants.

LEXINGTON REALTY TRUST
Portfolio Detail By Asset Class
6/30/2020
($000, except square footage)

Asset Class	YE 2017 (1)	YE 2018 (1)(2)	YE 2019	Q2 2020

Industrial
% of Cost (3)	49.3%	71.2%	81.5%	84.5%
% of ABR (4)	44.3%	65.4%	75.5%	80.2%
% Leased	99.9%	96.3%	97.9%	98.3%
Wtd. Avg. Lease Term (5)	10.5	9.7	8.3	7.8
Mortgage Debt	$193,529	$206,006	$109,939	$107,701
% Investment Grade (4)	28.4%	31.6%	45.9%	50.3%
Square Feet	36,071,422	41,447,962	48,742,014	53,061,399

Office/Other
% of Cost (3)	50.7%	28.8%	18.5%	15.5%
% of ABR (4)(6)	55.7%	34.6%	24.5%	19.8%
% Leased	96.0%	87.1%	85.8%	82.0%
Wtd. Avg. Lease Term (5)	7.9	7.2	8.5	9.4
Mortgage Debt	$503,539	$369,508	$283,933	$269,369
% Investment Grade (4)	49.4%	53.2%	57.3%	59.5%
Square Feet	12,542,640	6,111,588	3,876,294	3,531,785

Construction in progress (7)	$4,219	$1,840	$15,208	$36,505

Footnotes
(1)	Office and Other properties combined.
(2)	Pataskala, Ohio property reclassed to Industrial from Office/Other.
(3)	Based on gross book value of real estate assets; excludes held for sale assets.
(4)	Percentage of Base Rent, for consolidated properties owned as of each respective period.
(5)	Cash basis.
(6)	YE 2018 excludes the acceleration of below-market lease intangible accretion on one Kmart asset.
(7)	Includes development classified as real estate under construction on a consolidated basis.

LEXINGTON REALTY TRUST
Portfolio Composition
6/30/2020

As a Percent of Gross Book Value (1)

Portfolio Composition (2)

Footnotes
(1)	Based on gross book value of real estate assets as of 6/30/2020.
(2)	Based on gross book value of real estate assets as of 6/30/2020, 12/31/2019, 12/31/2018 and 12/31/2017, as applicable and excludes held for sale assets.

LEXINGTON REALTY TRUST
Components of Net Asset Value
6/30/2020
($000)

The purpose of providing the following information is to enable readers to derive their own estimates of net asset value. This information is not intended to be an asset-by-asset or enterprise valuation.

Consolidated properties six month net operating income (NOI) (1)
Industrial	$101,698
Office/Other	25,667
Total Net Operating Income	$127,365

Lexington’s share of non-consolidated six month NOI (1)
NNN OFFICE JV
Office	$4,803
OTHER JV
Other	$757

Other income
Advisory fees	$1,552

In service assets not fairly valued by capitalized NOI method (1)
Wholly-owned assets acquired in 2020	$355,533
Wholly-owned assets less than 70% leased	$48,973

Add other assets:
Assets held for sale - consolidated	$9,817
Construction in progress	10,079
Developable land	15,757
Development investment at cost incurred	20,196
Cash and cash equivalents	67,043
Restricted cash	16,791
Accounts receivable	1,841
Other assets	11,318
Total other assets	$152,842

Liabilities:
Corporate level debt (face amount)	$969,120
Mortgages and notes payable (face amount)	377,070
Dividends payable	34,161
Liabilities held for sale - consolidated	1,716
Accounts payable, accrued expenses and other liabilities	72,801
Preferred stock, at liquidation value	96,770
Lexington’s share of non-consolidated mortgages (face amount)	87,445
Total deductions	$1,639,083

Common shares & OP units at 6/30/2020	279,352,157

Footnotes
(1)	NOI for the existing property portfolio at June 30, 2020, excludes NOI related to assets undervalued by a capitalized NOI method and assets held for sale. Assets undervalued by a capitalized NOI method are identified generally by occupancies under 70% and assets acquired in 2020. For assets in this category an NOI capitalization approach is not appropriate, and accordingly, Lexington’s net book value has been used. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.

LEXINGTON REALTY TRUST
Portfolio Concentration - Industrial
6/30/2020

	Markets (1)	Percent of Base Rent as of 6/30/2020 (2)
1	Memphis, TN	8.7%
2	Greenville/Spartanburg, SC	7.1%
3	Houston, TX	6.3%
4	Atlanta, GA	6.0%
5	Chicago, IL	5.4%
6	Cincinnati/Dayton, OH	5.4%
7	Nashville, TN	5.0%
8	Detroit, MI	4.5%
9	Dallas/Fort Worth, TX	3.8%
10	Phoenix, AZ	3.7%
11	Charlotte, NC	3.1%
12	Jackson, MS	2.7%
13	St. Louis, MO	2.7%
14	New York/New Jersey	2.2%
15	Columbus, OH	2.2%
16	Cleveland, OH	2.2%
17	Champaign-Urbana, IL	1.8%
18	Jackson, TN	1.7%
19	Richmond, VA	1.7%
20	DC/Baltimore, MD	1.7%
	Total Industrial Portfolio Concentration (3)	77.8%

Footnotes
(1)	Markets are based on geographic boundaries defined by CoStar.com. They serve to delineate core areas that are competitive with each other and constitute a generally accepted primary competitive set of areas. Markets are building-type specific, and are non-overlapping contiguous geographic designations.
(2)	Six months ended 6/30/2020 Base Rent recognized for consolidated industrial properties owned as of 6/30/2020.
(3)	Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST

Portfolio Concentration - Office/Other

6/30/2020

	Markets (1)	Percent of Base Rent as of 6/30/2020 (2)
1	Houston, TX	26.2%
2	South Bay/San Jose, CA	11.7%
3	Philadelphia, PA	10.1%
4	New York/New Jersey	9.9%
5	Charlotte, NC	7.2%
6	Dallas/Fort Worth, TX	7.1%
7	DC/Baltimore, MD	6.6%
8	Phoenix, AZ	5.1%
9	Tampa/St. Petersburg, FL	3.4%
10	Baton Rouge, LA	2.0%
11	McAllen/Edinburg/Pharr,TX	1.8%
12	Kansas City, MO	1.8%
13	Orlando, FL	1.6%
14	Atlanta, GA	1.5%
15	Florence, SC	1.0%
16	South Florida	1.0%
17	Tucson, AZ	1.0%
18	Hawaii	1.0%
	Total Office/Other Portfolio Concentration (3)	100.0%

Footnotes

(1)	Markets are based on geographic boundaries defined by CoStar.com. They serve to delineate core areas that are competitive with each other and constitute a generally accepted primary competitive set of areas. Markets are building-type specific, and are non-overlapping contiguous geographic designations.

(2)	Six months ended 6/30/2020 Base Rent recognized for consolidated office/other properties owned as of 6/30/2020.

(3)	Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST

Tenant Industry Diversification - Industrial Assets (1)

6/30/2020

Footnotes

(1)	Six months ended 6/30/2020 Base Rent recognized for consolidated properties owned as of 6/30/2020.

LEXINGTON REALTY TRUST

Top 15 Tenants

6/30/2020

Top 15 Tenants
Tenants (1)	Property Type	Lease Expirations	Number of Leases	Sq. Ft. Leased	Sq. Ft. Leased as a Percent of Consolidated Portfolio (2)(3)	Base Rent as of 6/30/2020 ($000)	Percent of Base Rent as of 6/30/2020 ($000) (2)(4)
Dow	Office	2036	1	664,100	1.2%	$7,425	5.2%
Nissan	Industrial	2027	2	2,971,000	5.4%	6,380	4.5%
Dana	Industrial	2021-2026	7	2,053,359	3.7%	4,970	3.5%
Kellogg	Industrial	2027-2029	3	2,801,916	5.1%	4,858	3.4%
Amazon	Industrial	2026-2030	4	3,132,547	5.7%	4,726	3.3%
Undisclosed (5)	Industrial	2031-2035	3	1,090,383	2.0%	3,570	2.5%
Watco	Industrial	2038	1	132,449	0.2%	3,386	2.4%
Xerox	Office	2023	1	202,000	0.4%	3,321	2.3%
Wal-Mart	Industrial	2023-2027	3	1,491,439	2.7%	3,058	2.1%
FedEx	Industrial	2023 & 2028	2	292,021	0.5%	2,860	2.0%
Undisclosed (5)	Industrial	2034	1	1,318,680	2.4%	2,772	1.9%
Morgan Lewis (6)	Office	2024	1	289,432	0.5%	2,526	1.8%
Mars Wrigley	Industrial	2025	1	604,852	1.1%	2,203	1.5%
Asics	Industrial	2030	1	855,878	1.6%	2,194	1.5%
Spitzer	Industrial	2035	2	449,895	0.8%	2,172	1.5%

			33	18,349,951	33.3%	$56,421	39.5%

Footnotes

(1)	Tenant, guarantor or parent.

(2)	Total shown may differ from detailed amounts due to rounding.

(3)	Excludes vacant square feet.

(4)	Six months ended 6/30/2020 Base Rent recognized for consolidated properties owned as of 6/30/2020, excluding rent from prior tenants.

(5)	Lease restricts certain disclosures.

(6)	Includes parking operations.

LEXINGTON REALTY TRUST

Lease Rollover Schedule - Consolidated Industrial Properties

6/30/2020

($000)

Year	Number of Leases Expiring	Base Rent as of 6/30/2020	Percent of Base Rent as of 6/30/2020	Percent of Base Rent as of 6/30/2019
2020 - remaining	3	$1,447	1.3%	2.2%
2021	13	8,294	7.2%	7.1%
2022	2	1,154	1.0%	0.8%
2023	9	4,780	4.2%	2.6%
2024	15	11,010	9.6%	8.2%
2025	19	11,750	10.2%	6.9%
2026	13	10,189	8.9%	9.1%
2027	10	14,709	12.8%	12.4%
2028	4	5,927	5.2%	6.0%
2029	6	7,682	6.7%	2.3%
Thereafter	26	37,779	32.9%	38.5%

Total (1)	120	$1,14,721	100.0%

Footnotes

(1)	Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST

Lease Rollover Schedule - Consolidated Office/Other Properties

6/30/2020

($000)

Year	Number of Leases Expiring	Base Rent as of 6/30/2020	Percent of Base Rent as of 6/30/2020	Percent of Base Rent as of 6/30/2019
2020 - remaining	29	$570	2.1%	0.0%
2021	8	1,850	6.7%	14.4%
2022	2	1,840	6.7%	5.7%
2023	3	3,637	13.2%	8.6%
2024	6	4,582	16.6%	11.8%
2025	5	1,855	6.7%	3.7%
2026	0	-	0.0%	1.3%
2027	1	46	0.2%	8.1%
2028	0	-	0.0%	1.6%
2029	1	440	1.6%	6.6%
Thereafter	8	12,737	46.2%	27.4%

Total (1)	63	$27,557	100.0%

Footnotes

(1)	Total shown may differ from detailed amounts due to rounding and does not include parking operations.

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 6/30/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 6/30/2020 ($000) (2)	Cash Base Rent as of 6/30/2020 ($000) (2)	6/30/2020 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
Single-tenant
2020	12/31/2020	2203 Sherrill Dr.	Statesville	NC	--	Geodis America	639,800	1,247	1,307	-	-
2021	3/31/2021	2455 Premier Row	Orlando	FL	--	Walgreen Co.	205,016	393	254	-	-
	5/31/2021	101 Michelin Dr.	Laurens	SC	--	Michelin	1,164,000	1,793	1,793	-	-
	6/30/2021	11624 S. Distribution Cv.	Olive Branch	MS	--	Hamilton Beach	1,170,218	1,895	1,638	-	-
	9/30/2021	3820 Micro Dr.	Millington	TN	--	Ingram Micro	701,819	906	937	-	-
	10/25/2021	6938 Elm Valley Dr.	Kalamazoo	MI	--	Dana	150,945	873	1,013	-	-
	11/30/2021	2880 Kenny Biggs Rd.	Lumberton	NC	--	Quickie Manufacturing	423,280	678	739	-	-
	12/31/2021	191 Arrowhead Dr.	Hebron	OH	--	Owens Corning	250,410	289	289	-	-
		200 Arrowhead Dr.	Hebron	OH	--	Owens Corning	400,522	462	462	-	-
		3686 South Central Ave.	Rockford	IL	--	Pierce Packaging	93,000	163	163	-	-
2022	3/31/2022	5417 Campus Dr.	Shreveport	LA	--	Tire Rack	257,849	671	702	-	-
	8/31/2022	50 Tyger River Dr.	Duncan	SC	--	Plastic Omnium	221,833	483	507	-	-
2023	2/28/2023	3102 Queen Palm Dr.	Tampa	FL	--	RC Moore	229,605	576	387	-	-
		7670 Hacks Cross Rd.	Olive Branch	MS	--	MAHLE Industries	268,104	453	455	-	-
	5/31/2023	6495 Polk Ln.	Olive Branch	MS	13	Undisclosed	151,691	292	285	-	-
	8/31/2023	10535 Red Bluff Rd.	Pasadena	TX	--	Unis	257,835	615	600	-	-
		3737 Duncanville Rd.	Dallas	TX	--	Owens Corning	510,440	857	833	-	-
	10/31/2023	493 Westridge Pkwy.	McDonough	GA	--	Carlstar	676,000	1,016	987	-	-
	12/31/2023	120 Southeast Pkwy. Dr.	Franklin	TN	--	Raytheon Technologies	289,330	367	367	-	-
		675 Gateway Blvd.	Monroe	OH	--	Blue Buffalo	143,664	355	343	-	-
2024	1/31/2024	1285 W. State Road 32	Lebanon	IN	--	Continental Tire	741,880	1,140	1,209	-	-
		6495 Polk Ln.	Olive Branch	MS	13	Undisclosed	118,211	247	239	-	-
		70 Tyger River Dr.	Duncan	SC	--	BMW	408,000	1,000	976	-	-
	3/31/2024	1520 Lauderdale Memorial Hwy.	Cleveland	TN	--	General Electric	851,370	1,329	1,337	-	-
	4/30/2024	113 Wells St.	North Berwick	ME	--	Raytheon Technologies	993,685	899	813	-	-
		11555 Silo Dr.	Olive Branch	MS	--	Olam Cotton	927,742	1,428	1,420	-	-
	5/31/2024	901 East Bingen Point Way	Bingen	WA	--	Boeing	124,539	1,318	1,328	-	-

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 6/30/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 6/30/2020 ($000) (2)	Cash Base Rent as of 6/30/2020 ($000) (2)	6/30/2020 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2024	5/31/2024	7225 Goodson Rd.	Union City	GA	--	Interface Americas	370,000	721	685	-	-
	7/31/2024	5795 North Blackstock Rd.	Spartanburg	SC	--	Wal-Mart	341,660	836	838	-	-
		231 Apple Valley Rd.	Duncan	SC	13	Undisclosed	75,320	188	188	-	-
	9/30/2024	1621 Veterans Memorial Pkwy. E	Lafayette	IN	--	Caterpillar	309,400	607	602	-	-
	10/31/2024	43955 Plymouth Oaks Blvd.	Plymouth	MI	--	Tower Automotive	311,612	796	781	-	-
		2115 East Belt Line Rd.	Carrollton	TX	--	L.E. Klein	58,202	115	117	-	-
	12/31/2024	749 Southrock Dr.	Rockford	IL	--	Jacobson Warehouse	150,000	319	308	-	-
2025	4/30/2025	235 Apple Valley Rd.	Duncan	SC	13	Undisclosed	177,320	468	442	-	-
		10565 Red Bluff Rd.	Pasadena	TX	--	Unis	248,240	21	20	-	-
	5/31/2025	7875 White Road SW	Austell	GA	--	Mars Wrigley	604,852	2,203	1,847	-	-
	6/30/2025	10000 Business Blvd.	Dry Ridge	KY	--	Dana	336,350	673	673	-	-
		1650-1654 Williams Rd.	Columbus	OH	--	ODW Logistics	772,450	686	673	-	-
		4010 Airpark Dr.	Owensboro	KY	--	Metalsa / Dana	211,598	604	604	-	-
		730 North Black Branch Rd.	Elizabethtown	KY	--	Metalsa / Dana	167,770	268	268	-	-
		750 North Black Branch Rd.	Elizabethtown	KY	--	Metalsa / Dana	539,592	1,419	1,419	-	-
		301 Bill Bryan Blvd.	Hopkinsville	KY	--	Metalsa / Dana	424,904	844	844	-	-
		1319 Dean Forest Rd.	Savannah	GA	13	Undisclosed	355,527	40	38	-	-
	7/14/2025	590 Ecology Ln.	Chester	SC	--	Boral Limited	420,597	909	1,205	5,344	08/2025
	7/31/2025	7005 Cochran Rd.	Glenwillow	OH	--	Royal Appliance	458,000	1,031	1,051	-	-
		5352 Performance Way	Whitestown	IN	--	LaCrosse	380,000	639	618	-	-
	8/31/2025	1315 Dean Forest Rd.	Savannah	GA	13	Undisclosed	88,503	31	11	-	-
	12/19/2025	1901 Ragu Dr.	Owensboro	KY	5	Unilever	443,380	811	644	-	-
	12/31/2025	1700 47th Ave North	Minneapolis	MN	--	Owens Corning	18,620	289	289	-	-
		4455 N. Cotton Ln.	Goodyear	AZ	--	Ball	160,140	485	453	-	-
2026	1/31/2026	231 Apple Valley Rd.	Duncan	SC	13	Undisclosed	120,680	302	242	-	-
	3/30/2026	121 Technology Dr.	Durham	NH	12	Heidelberg	500,500	1,269	1,811	-	-
	3/31/2026	633 Garrett Pkwy.	Lewisburg	TN	--	Calsonic Kansei	310,000	644	657	-	-
	4/30/2026	16811 W. Commerce Dr.	Goodyear	AZ	--	Blue Buffalo	540,349	1,222	1,023	-	-

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 6/30/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 6/30/2020 ($000) (2)	Cash Base Rent as of 6/30/2020 ($000) (2)	6/30/2020 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2026	5/31/2026	291 Park Center Dr.	Winchester	VA	--	Kraft Heinz	344,700	736	735	-	-
	9/30/2026	900 Industrial Blvd.	Crossville	TN	--	Dana	222,200	289	288	-	-
		3931 Lakeview Corporate Dr.	Edwardsville	IL	--	Amazon.com	769,500	1,348	1,308	-	-
		9494 W. Buckeye Rd.	Tolleson	AZ	--	CHEP	186,336	555	514	-	-
	10/31/2026	10345 Philipp Pkwy.	Streetsboro	OH	--	L’Oreal USA	649,250	1,441	1,348	-	-
		5001 Greenwood Rd.	Shreveport	LA	16	Libbey	646,000	916	936	-	-
	11/30/2026	250 Rittenhouse Cir.	Bristol	PA	--	Estée Lauder	241,977	573	602	-	-
		736 Addison Rd.	Erwin	NY	--	Corning	408,000	724	727	-	-
2027	1/31/2027	27200 West 157th St.	New Century	KS	--	Amazon.com	446,500	620	555	-	-
	2/28/2027	554 Nissan Pkwy.	Canton	MS	--	Nissan	1,466,000	3,100	3,056	-	-
	4/30/2027	16407 Applewhite Rd.	San Antonio	TX	13	Undisclosed	849,275	1,497	1,430	-	-
		200 Sam Griffin Rd.	Smyrna	TN	--	Nissan	1,505,000	3,280	3,187	-	-
	6/30/2027	1501 Nolan Ryan Expy.	Arlington	TX	--	Arrow Electronics	74,739	203	204	-	-
	7/31/2027	335 Morgan Lakes Industrial Blvd.	Pooler	GA	--	Unis	499,500	439	-	-	-
	8/31/2027	600 Gateway Blvd.	Monroe	OH	--	Wal-Mart	994,013	1,973	1,634	-	-
	9/30/2027	1550 Hwy 302	Byhalia	MS	--	McCormick	615,600	1,219	1,212	-	-
	10/31/2027	201 James Lawrence Rd.	Jackson	TN	--	Kellogg	1,062,055	1,972	1,900	-	-
	12/31/2027	10590 Hamilton Ave.	Cincinnati	OH	--	Hillman Group	264,598	406	406	-	-
2028	1/31/2028	490 Westridge Pkwy.	McDonough	GA	--	Georgia-Pacific	1,121,120	1,868	1,769	-	-
	3/31/2028	29-01-Borden Ave./29-10 Hunters Point Ave.	Long Island City	NY	--	FedEx	140,330	2,568	2,564	34,630	03/2028
	8/31/2028	1420 Greenwood Rd.	McDonough	GA	--	United States Cold Storage	296,972	1,085	1,086	-	-
	9/30/2028	904 Industrial Rd.	Marshall	MI	--	Tenneco	246,508	406	377	-	-
2029	7/31/2029	8500 Nail Rd.	Olive Branch	MS	--	Sephora	716,080	1,376	1,314	-	-
	8/31/2029	8601 E. Sam Lee Ln.	Northlake	TX	--	Black and Decker	1,214,526	1,573	1,430	-	-
	9/30/2029	6255 E Minooka Rd.	Minooka	IL	--	Kellogg	1,034,200	1,465	1,337	-	-
	11/24/2029	318 Pappy Dunn Blvd.	Anniston	AL	--	IAC Group	276,782	870	847	-	-
	11/30/2029	1460 Cargo Court	Minooka	IL	--	Kellogg	705,661	1,421	1,310	-	-
	12/31/2029	200 International Pkwy S	Minooka	IL	--	BMW	473,280	977	872	-	-

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 6/30/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 6/30/2020 ($000) (2)	Cash Base Rent as of 6/30/2020 ($000) (2)	6/30/2020 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2030	3/31/2030	549 Wingo Rd.	Byhalia	MS	--	Asics	855,878	2,194	2,119	-	-
	5/31/2030	359 Gateway Dr.	Lavonia	GA	--	TI Automotive	133,221	365	428	-	-
		4015 Lakeview Corporate Dr.	Edwardsville	IL	--	Spectrum	1,017,780	1,730	1,389	-	-
	6/30/2030	2601 Bermuda Hundred Rd.	Chester	VA	14	Philip Morris	1,034,470	1,926	1,918	-	-
		700 Gateway Blvd.	Monroe	OH	--	Amazon.com	1,299,492	2,758	2,489	-	-
		1704 S. I-45	Hutchins	TX	--	Mauser Packaging	120,960	58	-	-	-
	8/31/2030	3400 NW 35th St.	Ocala	FL	--	Amazon.com	617,055	-	-	-	-
	9/30/2030	255 143rd Ave.	Goodyear	AZ	13	Undisclosed	801,424	2,000	1,803	41,877	08/2031
2031	10/31/2031	1020 W. Airport Rd.	Romeoville	IL	--	ARYZTA	188,166	1,830	1,755	-	-
	12/18/2031	80 Tyson Dr.	Winchester	VA	13	Undisclosed	400,400	1,184	1,076	-	-
2032	4/30/2032	13930 Pike Rd.	Missouri City	TX	--	Vulcan	-	1,061	1,010	-	-
	8/24/2032	16950 Pine Dr.	Romulus	MI	13	Undisclosed	500,023	1,284	1,220	-	-
	10/31/2032	27255 SW 95th Ave.	Wilsonville	OR	--	Campbell Soup	508,277	1,560	1,343	-	-
		26700 Bunert Rd.	Warren	MI	--	Lipari	260,243	1,942	1,775	25,850	11/2032
2033	12/31/2033	2115 East Belt Line Rd.	Carrollton	TX	--	Teasdale	298,653	648	527	-	-
2034	9/30/2034	5625 North Sloan Ln.	North Las Vegas	NV	--	Nicholas	180,235	1,278	1,181	-	-
	10/31/2034	1001 Innovation Rd.	Rantoul	IL	--	Vista Outdoor	813,126	2,098	1,918	-	-
	12/31/2034	27 Inland Pkwy.	Greer	SC	13	Undisclosed	1,318,680	2,772	1,139	-	-
2035	3/31/2035	13863 Industrial Rd.	Houston	TX	--	Spitzer	187,800	1,217	1,095	-	-
		7007 F.M. 362 Rd.	Brookshire	TX	--	Spitzer	262,095	955	860	-	-
	10/22/2035	2860 Clark St.	Detroit	MI	13	Undisclosed	189,960	1,102	1,102	-	-
2036	5/31/2036	671 Washburn Switch Rd.	Shelby	NC	--	Clearwater Paper	673,425	1,393	1,258	-	-
2037	3/31/2037	4005 E I-30	Grand Prairie	TX	--	O’Neal Industries	215,000	936	808	-	-
2038	3/31/2038	13901/14035 Industrial Rd.	Houston	TX	--	Watco	132,449	3,386	3,007	-	-
2042	5/31/2042	4801 North Park Dr.	Opelika	AL	--	Golden State Enterprises	165,493	1,622	1,312	-	-
2067	12/31/2067	10201 Schuster Way	Pataskala	OH	--	Kohl’s	-	480	223	-	-
SINGLE TENANT INDUSTRIAL TOTAL							50,911,361	$112,864	$105,437	$107,701

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 6/30/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 6/30/2020 ($000) (2)	Cash Base Rent as of 6/30/2020 ($000) (2)	6/30/2020 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
Multi-tenant / Vacancy (7)(11)
	Various	6050 Dana Way	Antioch	TN	18 3 (97%)	Multi-Tenant	674,528	1,219	1,154	-	-
	Various	2415 US Hwy. 78 East	Moody	AL	15 3 (26%)	Multi-Tenant	595,346	249	249	-	-
	Various	351 Chamber Dr.	Chillicothe	OH	3, 8, 17 (88%)	Multi-Tenant	475,218	626	627	-	-
	Vacancy	1133 Poplar Creek Rd.	Henderson	NC	--	(Available for Lease)	196,946	-	-	-	-
	Vacancy	3301 Stagecoach Rd. NE	Thomson	GA	--	(Available for Lease)	208,000	-	-	-	-
MULTI-TENANT/VACANCY INDUSTRIAL TOTAL							2,150,038	$2,094	$2,030	$-
INDUSTRIAL TOTAL/WEIGHTED AVERAGE						98.3% Leased	53,061,399	$114,958	$107,467	$107,701

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 6/30/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 6/30/2020 ($000) (2)	Cash Base Rent as of 6/30/2020 ($000) (2)	6/30/2020 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
Single-tenant
2020	11/6/2020	4455 American Way	Baton Rouge	LA	--	New Cingular Wireless	46,350	358	386	-	-
2021	3/31/2021	1701 Market St.	Philadelphia	PA	--	Prime Communications	1,220	31	31	-	-
	6/30/2021	2050 Roanoke Rd.	Westlake	TX	--	Charles Schwab	130,199	1,036	1,116	-	-
	8/31/2021	3500 North Loop Rd.	McDonough	GA	--	Global Payments	62,218	433	433	-	-
	10/31/2021	1401 Nolan Ryan Expy.	Arlington	TX	--	Butler America Aerospace, LLC	4,979	45	45	-	-
2022	5/30/2022	13651 McLearen Rd.	Herndon	VA	--	United States of America	159,664	1,564	1,610	-	-
	7/31/2022	1440 E 15th St.	Tucson	AZ	--	CoxCom	28,591	276	276	-	-
2023	9/30/2023	1701 Market St.	Philadelphia	PA	--	CBC Restaurant	8,070	121	121	-	-
	11/6/2023	4455 American Way	Baton Rouge	LA	--	New Cingular Wireless	23,750	195	198	-	-
	12/14/2023	3333 Coyote Hill Rd.	Palo Alto	CA	--	Xerox	202,000	3,321	3,535	23,269	12/2023
2024	1/31/2024	1701 Market St.	Philadelphia	PA	--	Morgan Lewis	289,432	2,067	2,322	-	-
	2/14/2024	1362 Celebration Blvd.	Florence	SC	--	Change Healthcare	32,000	287	299	-	-
	5/31/2024	3476 Stateview Blvd.	Fort Mill	SC	--	Wells Fargo	169,083	1,007	996	-	-
		3480 Stateview Blvd.	Fort Mill	SC	--	Wells Fargo	169,218	1,044	997	-	-
	9/30/2024	1401 Nolan Ryan Expy.	Arlington	TX	--	Arrow Electronics	23,228	-	-	-	-
2025	1/31/2025	1401 Nolan Ryan Expy.	Arlington	TX	--	Triumph Group	111,409	821	904	-	-
	2/28/2025	1401 Nolan Ryan Expy.	Arlington	TX	--	Infotech Enterprise	13,590	105	108	-	-
	5/31/2025	1701 Market St.	Philadelphia	PA	--	TruMark Financial	2,641	132	132	-	-
	6/30/2025	3711 San Gabriel	Mission	TX	--	T-Mobile West	75,016	514	518	-	-
2027	1/31/2027	1701 Market St.	Philadelphia	PA	--	Drybar	1,975	46	28	-	-
2029	9/30/2029	9200 South Park Center Loop	Orlando	FL	--	CardWorks	59,927	440	509	-	-
2030	6/30/2030	9601 Renner Blvd.	Lenexa	KS	15	Quest Diagnostics	77,484	507	-	-	-
2031	11/30/2031	4 Apollo Drive	Whippany	NJ	--	CAE	123,734	1,028	1,003	11,266	11/2021
2033	12/31/2033	8555 South River Pkwy.	Tempe	AZ	--	Merck	95,133	739	658	-	-
2036	10/31/2036	270 Abner Jackson Pkwy.	Lake Jackson	TX	--	Dow	664,100	7,425	6,436	180,445	10/2036
2037	6/30/2037	1415 Wyckoff Rd.	Wall	NJ	--	NJ Natural Gas	157,511	1,774	1,887	3,864	01/2021

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 6/30/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 6/30/2020 ($000) (2)	Cash Base Rent as of 6/30/2020 ($000) (2)	6/30/2020 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
N/A	N/A	1701 Market St.	Philadelphia	PA	--	Parking Operations	-	459	459	-	-
	Vacancy	1701 Market St.	Philadelphia	PA	--	(Available for Lease)	699	-	-	-	-
		1401 Nolan Ryan Expy.	Arlington	TX	--	(Available for Lease)	8,602	-	-	-	-
SINGLE TENANT OFFICE TOTAL							2,741,823	$25,775	$25,007	$218,844
Multi-tenant / Vacancy (7)(11)
	Vacancy	5200 Metcalf Ave.	Overland Park	KS	15	(Available for Lease)	320,198	-	-	32,112	N/A
	Vacancy	820 Gears Rd.	Houston	TX	--	(Available for Lease)	78,895	-	-	-	-
	Vacancy	5600 Broken Sound Blvd.	Boca Raton	FL	8	(Available for Lease)	143,290	277	309	18,413	N/A
	Various	13430 North Black Canyon Fwy.	Phoenix	AZ	3 (73%)	Multi-Tenant	138,940	711	773	-	-
MULTI-TENANT/VACANCY OFFICE TOTAL							681,323	$988	$1,082	$50,525
OFFICE SUBTOTAL/WEIGHTED AVERAGE						82.8% Leased	3,423,146	$26,763	$26,089	$269,369

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 6/30/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 6/30/2020 ($000) (2)	Cash Base Rent as of 6/30/2020 ($000) (2)	6/30/2020 Debt Balance ($000)	Debt Maturity
OTHER PROPERTIES
Single-tenant
Specialty
2048	12/31/2048	30 Light St.	Baltimore	MD	--	30 Charm City	-	155	155	-	-
2055	1/31/2055	499 Derbyshire Dr.	Venice	FL	--	Littlestone Brotherhood	31,180	954	695	-	-
2112	8/31/2112	201-215 N. Charles St.	Baltimore	MD	--	HCRE 201NCharles	-	155	155	-	-
SINGLE TENANT OTHER TOTAL							31,180	$1,264	$1,005	$-
Multi-tenant / Vacancy (7)(11)
	Various	King St./1042 Fort St. Mall	Honolulu	HI	3 (42%)	Multi-Tenant	77,459	271	271	-	-

MULTI-TENANT/VACANCY OTHER TOTAL							77,459	$271	$271	$-

OTHER SUBTOTAL/WEIGHTED AVERAGE						58.5% Leased	108,639	$1,535	$1,276	$-

TOTAL OFFICE & OTHER/WEIGHTED AVERAGE						82.0% Leased	3,531,785	$28,298	$27,365	$269,369

TOTAL CONSOLIDATED PORTFOLIO/WEIGHTED AVERAGE						97.3% Leased	56,593,184	$143,256	$134,832	$377,070

LEXINGTON REALTY TRUST
Property Leases and Vacancies - Consolidated Portfolio - 6/30/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	LXP % Ownership	Base Rent as of 6/30/2020 ($000) (2)	Cash Base Rent as of 6/30/2020 ($000) (2)	6/30/2020 Debt Balance ($000)	Debt Maturity (10)
NON-CONSOLIDATED PROPERTIES
NNN OFFICE JV PROPERTIES
2022	12/31/2022	231 N. Martingale Rd.	Schaumburg	IL	6	Perdoceo Education Corporation	317,198	20%	2,300	2,379	268,320	09/2021
2023	3/31/2023	8900 Freeport Pkwy.	Irving	TX	6	Nissan	268,445	20%	2,463	2,306	-	-
2025	2/28/2025	6555 Sierra Dr.	Irving	TX	6, 9	TXU	247,254	20%	1,901	1,627	-	-
	3/14/2025	601 & 701 Experian Pkwy.	Allen	TX	6	Experian Holdings	292,700	20%	1,620	1,537	-	-
	6/30/2025	2500 Patrick Henry Pkwy.	McDonough	GA	6	Georgia Power	111,911	20%	814	718	-	-
	12/31/2025	4001 International Pkwy.	Carrollton	TX	6	Motel 6	138,443	20%	1,267	1,198	-	-
2026	3/31/2026	500 Olde Worthington Rd.	Westerville	OH	6	Syneos	97,000	20%	672	606	-	-
	4/30/2026	800 East Canal St.	Richmond	VA	4	Richmond Belly Ventures	2,568	20%	41	41	-	-
2027	2/28/2027	800 East Canal St.	Richmond	VA	4	Sumitomo	8,503	20%	103	75	-	-
	6/30/2027	3902 Gene Field Rd.	St. Joseph	MO	6	Boehringer Ingelheim USA	98,849	20%	1,058	991	-	-
	7/6/2027	2221 Schrock Rd.	Columbus	OH	6	MS Consultants	42,290	20%	342	322	-	-
	8/7/2027	25 Lakeview Dr.	Jessup	PA	6	TMG Health	150,000	20%	1,165	1,096	-	-
2029	1/31/2029	6226 West Sahara Ave.	Las Vegas	NV	6, 15	Nevada Power	282,000	20%	1,737	1,544	-	-
2030	7/31/2030	800 East Canal St.	Richmond	VA	4	Irongate	4,235	20%	-	-	-	-
	8/31/2030	800 East Canal St.	Richmond	VA	--	McGuireWoods	224,537	20%	3,498	3,573	57,500	02/2031
	9/30/2030	800 East Canal St.	Richmond	VA	4	The Riverstone Group	25,707	20%	385	329	-	-
2031	1/10/2031	810 Gears Rd.	Houston	TX	6	United States of America	68,985	20%	600	713	-	-
	3/1/2031	800 East Canal St.	Richmond	VA	4	Towne Bank	26,047	20%	422	362	-	-
2032	4/30/2032	1210 AvidXchange Ln.	Charlotte	NC	--	AvidXchange	201,450	20%	3,013	2,703	46,900	12/2022; 01/2033
	9/30/2032	10001 Richmond Ave.	Houston	TX	6	Schlumberger	554,385	20%	2,961	2,964	-	-
2035	4/30/2035	143 Diamond Ave.	Parachute	CO	6	Alenco	49,024	20%	579	589	-	-
2088	8/8/2088	800 East Canal St.	Richmond	VA	4	The City of Richmond, Virginia	-	20%	178	210	-	-
N/A	Vacancy	810 Gears Rd.	Houston	TX	6	(Available for Lease)	9,910	20%	-	-	-	-
		800 East Canal St.	Richmond	VA	4	(Available for Lease)	38,712	20%	-	-	-	-
NNN OFFICE JV TOTAL/WEIGHTED AVERAGE						98.5% Leased	3,260,153		$27,119	$25,883	$372,720

LEXINGTON REALTY TRUST
Property Leases and Vacancies - Consolidated Portfolio - 6/30/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	LXP % Ownership	Base Rent as of 6/30/2020 ($000) (2)	Cash Base Rent as of 6/30/2020 ($000) (2)	6/30/2020 Debt Balance ($000)	Debt Maturity (10)
OTHER NON-CONSOLIDATED PROPERTIES
2036	8/31/2036	2203 North Westgreen Blvd.	Katy	TX	--	British Schools	274,000	25%	3,350	3,350	51,605	12/2022
OTHER NON-CONSOLIDATED TOTAL/WEIGHTED AVERAGE						100% Leased	274,000		$3,350	$3,350	$51,605

NON-CONSOLIDATED TOTAL/WEIGHTED AVERAGE						98.6% Leased	3,534,153		$30,469	$29,233	$424,325

Footnotes
1	Square footage leased or available.
2	Six months ended 6/30/2020 Base Rent and Cash Base Rent. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
3	Represents percent leased as of 6/30/2020.
4	Part of Richmond, Virginia property, which is primarily leased to McGuireWoods LLP.
5	Lexington has a 71.1% interest in this property.
6	All debt is cross-collateralized and cross-defaulted.
7	Multi-tenant properties are properties less than 50% leased to a single tenant.
8	Base Rent and Cash Base Rent amounts represent/include prior tenant.
9	Lease extended to 02/2035 upon completion of adjacent parking garage.
10	Interest rates range from 0.25% to 5.3% at 6/30/2020.
11	The multi-tenanted / vacant properties incurred approximately $2.0 million in operating expenses, net for the six months ended 6/30/2020.
12	Heidelberg Americas, Inc. lease expires 3/30/2021; however, new tenant (manroland Goss Web Systems America, LLC) lease expires 3/30/2026.
13	Lease restricts certain disclosures.
14	Property includes four warehouses (252,351 square feet each) and one other property (25,066 square feet).
15	Subsequent to 6/30/2020, property disposed.
16	Cash basis for revenue recognition effective 3/31/2020. $1.2 million deferred rent receivable reserved.
17	Prior tenant dissolved. Base Rent excludes $0.6 million deferred rent receivable write off.
18	Christie Lites cash basis revenue recognition effective 6/30/2020. $117 thousand deferred rent rent receivable written off. Subsequent to 6/30/2020, tenant terminated lease effective 7/21/2020.

LEXINGTON REALTY TRUST
Select Credit Metrics Summary (1)

	6/30/2020

Adjusted Company FFO Payout Ratio	55.3%

Unencumbered Assets	$3.6 billion

Unencumbered NOI	84.9%

(Debt + Preferred) / Gross Assets	33.0%

Debt/Gross Assets	30.8%

Secured Debt / Gross Assets	8.6%

Net Debt / Adjusted EBITDA	5.2	x

(Net Debt + Preferred) / Adjusted EBITDA	5.6	x

Credit Facilities Availability (2)	$560.0 million

Unsecured Debt / Unencumbered NOI	4.5	x

Footnotes

(1)	See reconciliations of non-GAAP measures in this document. Lexington believes these credit metrics provide investors with additional information to evaluate its liquidity and performance.
(2)	Subject to covenant compliance.

LEXINGTON REALTY TRUST
FINANCIAL COVENANTS (1)
Corporate Level Debt

	Must be:	6/30/2020
Bank Loans:

Maximum Leverage	<60%	36.5%
Fixed Charge Coverage	>1.5x	2.9	x
Recourse Secured Indebtedness Ratio	<10% cap value	0.0%
Secured Indebtedness Ratio	<40%	12.2%
Unsecured Debt Service Coverage	>2.0x	6.0	x
Unencumbered Leverage	<60%	28.0%

Bonds:

Debt to Total Assets	<60%	31.4%
Secured Debt to Total Assets	<40%	8.8%
Debt Service Coverage	>1.5x	4.2	x
Unencumbered Assets to Unsecured Debt	>150%	384.6%

Footnotes

(1)	The following is a summary of the key financial covenants for Lexington’s credit facility and term loan and senior notes, as of June 30, 2020 and as defined and calculated per the terms of the credit facility and term loan and senior notes, as of such date and applicable. These calculations are presented to show Lexington’s compliance with such covenants only and are not measures of Lexington’s liquidity or performance.

LEXINGTON REALTY TRUST
Consolidated Properties: Mortgages and Notes Payable
6/30/2020

Property	Footnotes	Debt Balance ($000)	Interest Rate (%)	Maturity (a)	Current Estimated Annual Debt Service ($000) (b)	Balloon Payment ($000)
INDUSTRIAL
Chester, SC		$5,344	5.380%	08/2025	$1,144	$362
Long Island City, NY		34,630	3.500%	03/2028	4,879	-
Goodyear, AZ		41,877	4.290%	08/2031	1,797	33,399
Warren, MI		25,850	5.380%	11/2032	1,391	22,037
Industrial Subtotal/Wtg. Avg./Years Remaining (c)		$107,701	4.352%	10.0	$9,211	$55,798

OFFICE
Overland Park, KS	(e) (j)	$32,112	5.891%	N/A	$-	$32,112
Boca Raton, FL	(e)	18,413	6.470%	N/A	-	18,413
Wall, NJ		3,864	6.250%	01/2021	4,042	-
Whippany, NJ		11,266	6.298%	11/2021	1,344	10,400
Palo Alto, CA		23,269	3.970%	12/2023	7,059	-
Lake Jackson, TX		180,445	4.040%	10/2036	12,782	11,305
Office Subtotal/Wtg. Avg./Years Remaining (c)		$269,369	4.547%	11.2	$25,227	$72,230

Subtotal/Wtg. Avg./Years Remaining (c)		$377,070	4.491%	10.9	$34,438	$128,028

CORPORATE (f)
Revolving Credit Facility	(g)	$40,000	1.084%	02/2023	$440	$40,000
Senior Notes		250,000	4.250%	06/2023	10,625	250,000
Senior Notes		250,000	4.400%	06/2024	11,000	250,000
Term Loan	(h)	300,000	2.732%	01/2025	8,310	300,000
Trust Preferred Notes	(i)	129,120	2.460%	04/2037	3,220	129,120
Subtotal/Wtg. Avg./Years Remaining (c)		$969,120	3.450%	5.5	$33,595	$969,120

Total/Wtg. Avg./Years Remaining (c)	(d)	$1,346,190	3.741%	7.0	$68,033	$1,097,148

Footnotes

(a)	Subtotal and total based on weighted-average term to maturity shown in years based on debt balance.
(b)	Remaining payments for debt with less than 12 months to maturity, all others are debt service for next 12 months.
(c)	Total shown may differ from detailed amounts due to rounding.
(d)	See reconciliations of non-GAAP measures in this document.
(e)	Loan is in default.
(f)	Unsecured.
(g)	Rate ranges from LIBOR plus 0.775% to 1.45%
(h)	Rate ranges from LIBOR plus 0.85% to 1.65%. LIBOR rate was fixed at 1.732% through January 2025 via interest rate swap agreements.
(i)	Rate is three month LIBOR plus 170 bps.
(j)	Subsequent to 6/30/2020, property disposed of via deed-in-lieu.

LEXINGTON REALTY TRUST
Debt Maturity Schedule
6/30/2020
($000)

Consolidated Properties
Year	Mortgage Scheduled Amortization	Mortgage Balloon Payments (1)	Corporate Debt
2020 - remaining	$10,413	$50,525	$-
2021	19,555	10,400	-
2022	18,564	-	-
2023	20,136	-	290,000
2024	13,856	-	250,000
	$82,524	$60,925	$540,000

Footnotes

(1)	Includes mortgage balloons in default.
(2)	Percentage denotes weighted-average interest rate.

LEXINGTON REALTY TRUST
Selected Balance Sheet Account Data
6/30/2020
($000)

Balance Sheet
Other assets	$11,318

The components of other assets are:

Deposits	$1,634
Equipment	456
Prepaids	3,486
Other receivables	714
Deferred lease incentives	5,028

Accounts payable and other liabilities

The components of accounts payable and other liabilities are:	$49,747

Accounts payable and accrued expenses	$15,063
CIP accruals and other	8,780
Taxes	563
Deferred lease costs	1,151
Deposits	2,051
Escrows	1,019
Transaction costs	390
Derivative liability	20,730

LEXINGTON REALTY TRUST

NON-GAAP MEASURES

DEFINITIONS

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in the Quarterly Earnings Press Release, in this Quarterly Supplemental Information and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable Generally Accepted Accounting Principles (“GAAP”) measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington’s financial performance or cash flow from operating, investing, or financing activities or liquidity.

Definitions:

Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties, impairment charges, debt satisfaction gains (charges), net, non-cash charges, net, straight-line adjustments, non-recurring charges and adjustments for pro-rata share of non-wholly owned entities. Lexington’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. Lexington believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.

Base Rent: Base Rent is calculated by making adjustments to GAAP rental revenue to exclude billed tenant reimbursements and lease termination income and to include ancillary income. Base Rent excludes reserves/write-offs of deferred rent receivable, as applicable. Lexington believes Base Rent provides a meaningful measure due to the net lease structure of leases in the portfolio.

Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements and lease termination income and includes ancillary income. Lexington believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity real estate investment trust (“REIT”). Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder’s option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington’s real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington’s historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) by the acquisition/completion cost (or sale) price.

LEXINGTON REALTY TRUST

NON-GAAP MEASURES
DEFINITIONS (CONTINUED)

Net Operating Income (NOI): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington’s historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income) and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington’s NOI may not be comparable to that of other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned and included in our portfolio for two comparable reporting periods excluding properties encumbered by mortgage loans in default and the revenue associated with the expansion of properties, as applicable. As Same-Store NOI excludes the change in NOI from acquired and disposed of properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, Lexington’s Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of Lexington’s operating performance. However, Same-Store NOI should not be viewed as an alternative measure of Lexington ’s financial performance since it does not reflect the operations of Lexington’s entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of Lexington’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact Lexington’s results from operations. Lexington believes that net income is the most directly comparable GAAP measure to Same-Store NOI.

LEXINGTON REALTY TRUST
RECONCILIATION OF NON-GAAP MEASURES
($000)

Six months ended June 30, 2020
Rent Reconciliation:

Rental revenue as reported	$159,829

Base Rent from sold properties	(1,955)
Lease termination income	(439)
Straight-line write-offs/reserves	1,975
Ancillary revenue	471
Reimbursements	(16,625)

Base Rent per supplement	$143,256

Adjustments: (1)
Straight-line adjustments	$(8,148)
Lease incentives	491
Amortization of above/below market leases	(767)

Cash Base Rent per supplement	$134,832

Consolidated debt reconciliation June 30, 2020:

	GAAP Balance	Deferred Loan Costs, net	Discounts	Gross Balance

Mortgages and notes payable (2)	$373,681	$3,389	$-	$377,070
Revolving credit facility borrowings (3)	40,000	-	-	40,000
Term loans payable (3)	297,691	2,309	-	300,000
Senior notes payable(3)	497,288	1,886	826	500,000
Trust preferred securities (3)	127,445	1,675	-	129,120
Consolidated debt	$1,336,105	$9,259	$826	$1,346,190

Footnotes

(1)	Individual items are adjusted for sold properties, which were previously reflected in the reconciliation.
(2)	Secured.
(3)	Unsecured.

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Same-Store NOI Reconciliation:

	Six months ended June 30,
	2020	2019
Net income	$37,551	$52,049

Interest and amortization expense	28,961	34,234
Provision for income taxes	1,075	867
Depreciation and amortization	80,314	74,406
General and administrative	15,380	15,861
Transaction costs	80	-
Non-operating/advisory income	(2,593)	(3,247)
Gains on sales of properties	(20,998)	(36,201)
Impairment charges	1,617	1,682
Debt satisfaction (gains) charges, net	(1,393)	103
Equity in (earnings) of non-consolidated entities	(166)	(578)
Lease termination income	(439)	(1,378)
Straight-line adjustments	(6,229)	(6,685)
Lease incentives	518	580
Amortization of above/below market leases	(675)	(32)

Net Operating Income - (“NOI”)	133,003	131,661

Less NOI:
Acquisitions and dispositions	(24,759)	(21,787)
Properties in default	318	(670)

Same-Store NOI	$108,562	$109,204

NOI for NAV:

Six months ended June 30, 2020
NOI per above	$133,003
Less NOI:
Disposed of properties	(2,416)
Held for sale assets	4
Assets acquired in 2020	(4,184)
Assets less than 70% leased / Other	958
NOI for NAV	$127,365

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation to Adjusted EBITDA:

	Three months ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	Trailing 12 Months

Net income attributable to
Lexington Realty Trust shareholders	$18,866	$18,154	$85,231	$143,319	$265,570
Interest and amortization expense	14,166	14,795	14,380	16,481	59,822
Provision for income taxes	422	653	271	241	1,587
Depreciation and amortization	39,805	40,509	35,977	37,211	153,502
Straight-line adjustments	(4,810)	(1,419)	(3,656)	(4,161)	(14,046)
Lease incentives	249	269	293	318	1,129
Amortization of above/below market leases	(380)	(295)	(269)	(142)	(1,086)
Gains on sales of properties	(11,193)	(9,805)	(74,227)	(140,461)	(235,686)
Impairment charges	1,617	-	2,974	673	5,264
Debt satisfaction (gains) charges, net	-	(1,393)	(10)	4,424	3,021
Non-cash charges, net	1,663	1,658	1,577	1,554	6,452

Pro-rata share adjustments:
Non-consolidated entities adjustment	2,928	2,607	3,243	232	9,010
Noncontrolling interests adjustment	52	101	(41)	4,235	4,347

Adjusted EBITDA	$63,385	$65,834	$65,743	$63,924	$258,886

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation of Select Credit Metrics:

Adjusted Company FFO Payout:	Six months ended June 30, 2020		(Debt + Preferred) / Gross Assets:	Six months ended June 30, 2020
Common share dividends per share	$0.21		Consolidated debt	$1,336,105
Adjusted Company FFO per diluted share	0.38		Preferred shares liquidation preference	96,770
Adjusted Company FFO payout ratio	55.3%		Debt and preferred	$1,432,875

Unencumbered Assets:			Total assets	$3,393,533
Real estate, at cost	$4,033,870		Plus depreciation and amortization:
held for sale real estate, at cost	14,012		Real estate	928,334
less encumbered real estate, at cost	(459,628)		Deferred lease costs	15,199
Unencumbered assets	$3,588,254		Held for sale assets	7,025

Unencumbered NOI:			Gross assets	$4,344,091
NOI	$133,003
Disposed of properties NOI	(2,416)		(Debt + Preferred) / Gross Assets	33.0%
Adjusted NOI	130,587
less encumbered adjusted NOI	(19,782)		Debt / Gross Assets:
Unencumbered adjusted NOI	$110,805		Consolidated debt	$1,336,105
Unencumbered NOI %	84.9%
			Gross assets	$4,344,091
Net Debt / Adjusted EBITDA:
Adjusted EBITDA	$258,886		Debt / Gross assets	30.8%

Consolidated debt	$1,336,105		Secured Debt / Gross Assets:
less consolidated cash and cash equivalents (1)	(77,472)		Mortgages and notes payable	$373,681
Non-consolidated debt, net	85,139
Net debt	$1,343,772		Gross assets	$4,344,091

Net debt / Adjusted EBITDA	5.2	x	Secured Debt / Gross Assets	8.6%

(Net Debt + Preferred) / Adjusted EBITDA:			Unsecured Debt / Unencumbered NOI:
Adjusted EBITDA	$258,886		Consolidated debt	$1,336,105
			less mortgages and notes payable	(373,681)
Net debt	$1,343,772		Unsecured Debt	$962,424
Preferred shares liquidation preference	96,770
Net debt + preferred	$1,440,542		Unencumbered adjusted NOI (Annual)	$211,735

(Net Debt + Preferred) / Adjusted EBITDA	5.6	x	Unsecured Debt / Unencumbered NOI	4.5	x

Footnotes:

(1)	Includes funds held at 1031 exchange intermediaries.

Investor Information

Transfer Agent

Computershare	Overnight Correspondence:
PO Box 505000	462 South 4th Street, Suite 1600
Louisville, KY 40233	Louisville, KY 40202
(800) 850-3948
www-us.computershare.com/investor

Investor Relations

Heather Gentry

Senior Vice President, Investor Relations

Telephone (direct)	(212) 692-7219
E-mail	hgentry@lxp.com

Research Coverage

Bank of America/Merrill Lynch		KeyBanc Capital Markets Inc.
James Feldman	(646) 855-5808	Craig Mailman	(917) 368-2316

Evercore Partners		Ladenburg Thalmann & Co., Inc.
Sheila K. McGrath	(212) 497-0882	John Massocca	(212) 409-2543

J.P. Morgan Chase		Wells Fargo Securities, LLC
Anthony Paolone	(212) 622-6682	Todd J. Stender	(562) 637-1371

Jeffries & Company, Inc.
Jon Peterson	(212) 284-1705

LEXINGTON REALTY TRUST

One Penn Plaza, Suite 4015 | New York, NY 10119-4015 | (212) 692-7200 | www.lxp.com